UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

              Pursuant to Section 13 Or 15(d) of the
                  Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)        November 14, 2003
                                                 -------------------------------



                         ENERGY CONVERSION DEVICES, INC.
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             (Exact Name of Registrant as Specified in Charter)



    Delaware                             1-8403                  38-1749884
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(State or Other Jurisdiction           (Commission           (IRS Employer)
 of Incorporation)                     File Number)          Identification No.)


 2956 Waterview Drive, Rochester Hills, MI                        48309
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(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code           (248) 293-0440
                                                    ----------------------------




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        (Former name or former address, if changed since last report)







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                                        2

Item 4.  Changes in Registrant's Certifying Accountant
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(b)   New Principal Independent Accountants and Auditors

      On November 14, 2003, the Audit Committee of the Board of Directors of the Company engaged the public accounting firm of Grant Thornton LLP as the Company's principal independent accountants.

      In the Company's two most recent fiscal years and any subsequent interim period prior to the engagement of Grant Thornton, neither the Company nor anyone acting on the Company's behalf has consulted Grant Thornton regarding either:

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; and neither a written report was provided to the Company nor oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a "disagreement," as that term is defined in Item 304(a)(l)(iv) of Regulation S-K and the related instructions to
Item 304 of Regulation S-K, or a "reportable event," as that term is defined in
Item 304(a)(l)(v) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
------- -------------------------------------------------------------------

(c) The following exhibit is filed as part of this report:

      Exhibit
      Number                         Description
      ------                         -----------

      99.1 Press release issued by the Company announcing the engagement of Grant Thornton LLP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ENERGY CONVERSION DEVICES, INC.


                              By: /s/ Stephan W. Zumsteg
                                  ------------------------------------
                                  Vice President and Chief Financial Officer


Date: November 14, 2003